UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). A total of 25,268,327 shares of the Company’s common stock were entitled to vote as of March 12, 2010, the record date for the Annual Meeting. There were 20,500,087 shares present in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

At the meeting, the following matters were approved by the votes of the stockholders specified below.

Proposal 1: To elect two Class I directors of the Company’s Board of Directors, each to serve for a term of three years or until his successor is elected and qualified.

The two nominees were elected by a plurality of the votes cast at the Annual Meeting. The voting results were:

	For	Withheld	Broker Non-Votes

David M. Stack	9,476,193	5,174,803	5,849,091

Harry Stylli, Ph.D.	9,268,435	5,382,561	5,849,091

Proposal 2: To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2010.

The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending December 31, 2010 by the following votes:

For	Against	Abstain	Broker Non-Votes

20,396,336	88,834	14,917	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 17th day of May, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ CHARLES H. ABDALIAN, JR.
Name:	Charles H. Abdalian, Jr.
Title:	Chief Financial Officer

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